Explanatory Note: This amendment is being filed solely for the purpose of including Exhibit 12.1 to the Offering Statement.

Exhibits

1.1 Broker-Dealer Agreement with Dalmore Group, LLC

2.1 Second Amended and Restated Certificate of Incorporation

2.2 Amended and Restated Bylaws

4.1 Form of Subscription Agreement

6.1 Master Services Agreement between Ally Robotics, Inc. and Wavemaker Labs Asia, Inc.

6.2 R&D Partnership Agreement between Ally Robotics, Inc. and Miso Robotics, Inc.

11.1 Consent of Independent Auditor

11.2 Consent of Miso Robotics, Inc.

12.1 Opinion of counsel as to the legality of the securities

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington on May 10, 2022.

Ally Robotics, Inc.

By	/s/ Mitch Tolson
Mitch Tolson, Chief Executive Officer and Director
Ally Robotics, Inc.
Date: May 10, 2022

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

By	/s/ Kevin Morris
Kevin Morris, Chief Financial Officer and Director
Ally Robotics, Inc.
Date: May 10, 2022

By	/s/ Michael Bell
Michael Bell, Director
Ally Robotics, Inc.
Date: May 10, 2022